ALOPEXX, INC. S-1/A

Exhibit 10.9

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of December 26, 2024, by and between Alopexx, Inc., a Delaware corporation (the “Company”) and Biotech Consortia, Inc., a Bahamas international business company (the “Purchaser”).

The parties hereby agree as follows:

1.	Purchase and Sale of Common Stock.

1.1          Sale and Issuance of Common Stock. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Purchaser shall purchase from the Company, and the Company shall issue and sell to the Purchaser 300,000 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), at a purchase price of $5.00 per share of Common Stock, and an aggregate price of One Million and Five Hundred Thousand $1,500,000 (the “Purchase Price”) free and clear of any encumbrance or lien.

1.2          Closing; Delivery. Subject to the satisfactory completion of all conditions listed in Section 5 and Section 6 below, the purchase and sale of the Shares, and payment of the Purchase Price by the Purchaser, shall take place remotely via the exchange of documents and signatures, and is intended to occur one (1) day prior to the effective date of the Registration Statement(which time and place are designated as the “Closing”). After the Closing, the Company shall deliver to the Purchaser a certificate (which may be in electronic form) representing the Shares against payment of the Purchase Price.

1.3          At the Closing, the Company shall deliver to the Purchaser:

(a)           certificates dated as of a date not more than five (5) days prior to the Closing Date, as to the Company’s good standing, together with a copy, dated as of a date not more than ten (10) days prior to the Closing Date, of the Certificate of the Company certified by the Secretary or Assistant Secretary of the Company;

(b)           by-laws of the Company, together with all amendments thereto or restatements thereof, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date;

(c)           resolutions of the Board of Directors of Company, certified by the Secretary or Assistant Secretary of Company, approving and authorizing the execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated hereby, in form and substance reasonably satisfactory to Purchaser.

1.4          Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below:

(a)           “Certificate” means the certificate of incorporation of the Company, as amended through the date hereof.

(b)           “Closing Date” means the date prior to the effective date of the Registration Statement.

(c)           “Code” means the Internal Revenue Code of 1986, as amended.

(d)           “Company Intellectual Property” means all patents, patent applications, registered and unregistered trademarks, trademark applications, registered and unregistered service marks, service mark applications, tradenames, copyrights, trade secrets, trade dress, logos, slogans, taglines, corporate or business names, brand names, product names, copyrights and copyrightable works, moral rights, mask work rights, and design rights, in each case whether or not registered, and registrations and applications for registration thereof, domain names, information and proprietary rights and processes, rights in software, data and databases, technology, know-how, improvements, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and in any and all such cases that are owned, licensed or used by the Company in the conduct of the Company’s business as now conducted.

(e)           “Governmental Authority” means any foreign, federal, state, local or other court, arbitration, administrative agency or commission, insurance or securities regulatory or self- regulatory body or securities or commodities exchange

(f)            “IPO” means the initial public offering of the Company’s securities.

(g)           “Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Company or on the ability of either Party to perform their obligations under this Agreement.

(h)           “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(i)            “Registration Statement” means that certain registration statement on Form S-1, as may be amended from time to time, filed by the Company in connection with the Company’s IPO.

(j)            “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2.             Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that, except as set forth on the Disclosure Schedule attached as Exhibit A to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of this Agreement and shall be true and correct in all respects as of the Closing.

2.1          Organization, Authority, and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it is currently conducted. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect. All corporate actions taken by the Company in connection with this Agreement have been duly authorized. The execution, delivery, and performance of this Agreement by the Company does not and will not conflict with, violate, or result in a default under any applicable law, rule, regulation, judgment, decree, or contract to which the Company is a party or by which its properties are bound.

2.2          Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of common stock, $0.0001 par value and 10,000,000 shares of preferred stock, $0.0001 per share of which 4,899,218 of common stock are issued and outstanding and no shares of Preferred Stock are designated or issued and outstanding. Except as set out in Section 2.2 of the Disclosure Schedule, there are no outstanding or authorized options, warrants, convertible securities, stock appreciation, phantom stock, profit participation or other rights, agreements or commitments relating to the shares of the Company or other commitments (other than this Agreement) pursuant to which the Company is or may be obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of the Company, and there are no equity securities of the Company reserved for issuance for any purpose.

2.3          Subsidiaries. Except as set forth in Section 2.3 of the Disclosure Schedule, the Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity.

2.4          Authorization. All corporate action required to be taken by the Company’s Board and stockholders in order to authorize the Company to enter into this Agreement, and to issue the Shares at the Closing, has been taken. All action on the part of the officers of the Company necessary for the execution and delivery of the Agreement, the performance of all obligations of the Company under the Agreement to be performed as of the Closing, and the issuance and delivery of the Shares has been taken. The Agreement, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.5          Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser. Assuming the accuracy of the representations of the Purchaser in Section 3 of this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws.

2.6          Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local Governmental Authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable securities laws, which have been made or will be made in a timely manner. Neither the execution, delivery and performance by the Company of this Agreement nor the Company’s consummation of the transactions contemplated hereby will, in of itself: (i) violate any provision of the Certificate, by-laws or other charter or organizational document of the Company or; (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any material contract to which the Company is a party or by or to which it or its assets or properties may be bound or subject; (iii) violate any order, judgment, injunction, award or decree of any Governmental Authority against, or binding upon, or any contract with, or condition imposed by, any Governmental Authority binding upon, the Company or the business, properties or assets of the Company; (iv) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to the Company or to the business, properties or assets of the Company; or (v) result in the creation or imposition of any lien (other than permitted liens) on any of the properties or assets of the Company (including the Shares).

2.7          Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or threatened in writing (i) against the Company or any officer or director of the Company arising out of their employment or board relationship with the Company; (ii) to the Company’s knowledge, that questions the validity of the Agreement or the right of the Company to enter into them, or to consummate the transactions contemplated by the Agreement; or (iii) to the Company’s knowledge, that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor, to the Company’s knowledge, any of its officers or directors is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers or directors, such as would affect the Company) or settled. There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

2.8          Intellectual Property.

(a)           The Company exclusively owns or possesses sufficient legal rights to all Company Intellectual Property free and clear of any lien without any known conflict with, or infringement of, the rights of others, including prior employees or consultants to conduct its current and presently contemplated future business and all of the registered Company Intellectual Property rights are valid and subsisting and enforceable and in full force and effect. To the Company’s knowledge, the Company has not infringed, misappropriated or otherwise violated, or by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person. Other than the Company Intellectual Property, the Company does not use any licensed intellectual property rights of any other Person for its business as currently carried on.

(b)           To the Company’s knowledge, with respect to third party patents and trademarks only, no product or service marketed or sold by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party.

(c)           Other than with respect to commercially available software products under standard end-user license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person.

(d)           The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business.

(e)            Section 2.8(e) of the Disclosure Schedule lists all patents, patent applications, registered trademarks, trademark applications, registered service marks, service mark applications, tradenames, registered copyrights, domains, and licenses to and under any of the foregoing, in each case owned by the Company.

(f)            The Company has listed all of its owned Company Intellectual Property and all details relating thereto and all of its licensed Company Intellectual Property and all details thereto in the Disclosure Schedule. The Company represents and warrants that it owns all rights, title, and interest, whether legal, beneficial, or otherwise, in and to the Company Intellectual Property listed in the Disclosure Schedule. Furthermore, the Company affirms that it holds the sole and exclusive rights to use, license, and otherwise exploit any Company Intellectual Property listed in the Disclosure Schedule, subject to the terms of any underlying agreements governing such Company Intellectual Property.

(g)           The Company represents and warrants that the Company Intellectual Property does not infringe upon or misappropriate any intellectual property rights, including but not limited to patents, trademarks, copyrights, trade secrets, or other proprietary rights, of any third party.

(h)           The Company has provided copies of all the relevant documentation regarding such Company Intellectual Property to the Purchaser.

(i)            Except as disclosed in Disclosure Schedule (i) the Company has not sent or received any written notice, charge, complaint, claim or other written assertion that (A) alleges infringement, misappropriation, dilution or other violation of any Company Intellectual Property or (B) challenges the validity or enforceability of any registered Company Intellectual Property rights (excluding non-final office actions from Governmental Authorities);

(j)            At Closing, no employee, founder, officer, director, agent, consultant or contractor of Company or any of its affiliates will hold any right, title or interest, directly or indirectly, in whole or in part, in or to any Company Intellectual Property rights.

2.9           Property. The tangible property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the tangible or real property and assets it leases, the Company is in compliance in all material respects with such leases and, to the Company’s knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets, and encumbrances on real property which have not had or would not reasonably be expected to result in a Material Adverse Effect. The Company does not own any real property.

2.10        Financial Statements. The Company has made to the Purchaser, at its request, (a) the unaudited financial statements of the Company as of June 30, 2024, and September 30, 2024, which includes balance sheet, income statement; and (b) the audited financial statements consisting of the balance sheet of the Company as at December 31, in each of the years 2023, 2022 and 2021 and the related statements of income and retained earnings, stockholders' equity, and cash flow for the years then ended (collectively the “Financial Statements”). The Financial Statements fairly present in all material respects the financial condition and operating results of the Company, as of the dates, and for the periods indicated therein, subject to normal year-end audit adjustments. Since the date of the most recent Financial Statements, there has been no Material Adverse Effect on the financial condition or operating results of the Company.

2.11        No Undisclosed Liabilities. As of the date of this Agreement, the Company does not have any liabilities or obligations, whether accrued, contingent, or otherwise, that are not reflected or disclosed in the Financial Statements, except for liabilities incurred in the ordinary course of business since the date of the most recent Financial Statements, which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

2.12        Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

2.13        Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

2.14        Foreign Corrupt Practices. Neither the Company nor any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

2.15        Taxes. The Company has filed all federal, state, local, and foreign tax returns required to be filed by it, and has paid all taxes due and payable, including any assessments, penalties, or interest, except for those taxes being contested in good faith and for which adequate reserves have been established in the Financial Statements. The Company has not received any notice of deficiency or assessment, nor is it currently under audit, investigation, or subject to any proceeding or claim in respect of taxes, except for those that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. The Company has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid to employees, contractors, shareholders, or other third parties, and has complied with all tax reporting requirements, except where the failure to do so would not have a Material Adverse Effect.

2.16        IPO related documents and filings: The Registration Statement on Form S-1 and the Prospectus filed by the Company with the Securities Exchange Commission (“SEC”) covering the public offer and sale of up to 2,760,000 shares of common stock and all other filings made by the Company with the SEC in connection with such public offer disclose all information as required under the Securities Act and do not contain any misrepresentations, inaccuracy or false information and that the legal opinion dated September 9, 2024 issued by Sichenzia Ross Ference Carmel LLP to the Company in connection with such filings with the SEC can be relied upon by the Purchaser.

2.17        Certificate of Incorporation. The Company has delivered to Purchaser true, complete and correct copies of the Certificate and the by-laws of the Company and all amendments thereof. The minute books of the Company accurately reflect in all material respects all resolutions adopted at all meetings (and consents in lieu of meetings) of its shareholders and all resolutions adopted at all meetings (and consents in lieu of meetings) of its Board of Directors and all committees of its Board of Directors.

2.18        Compliance with Law. Except as set forth in Section 2.18 of Disclosure Schedule, the Company at all times has complied in all material respects with, and is now complying in all material respects with, all foreign, federal, state and local statutes, laws, regulations, ordinances, judgments, injunctions, orders, licenses, approvals, permits and other requirements (collectively, “Laws”) applicable to the Company or its business, properties or assets.

2.19        Assets and Properties: Except as set forth on Disclosure Schedule, the Company has good and marketable title to all assets and properties that it purports to own, free of any liens.

2.20        Environmental Matters. (i) The Company is operating its business in compliance with all applicable environmental laws required thereunder; (ii) to the knowledge of Company, there are no events, conditions or circumstances that could result in any action, claim or allegation by any Person against the Company under applicable environmental laws nor has the Company received any notice from any Governmental Authority that any of the Company’s business or real property that is owned, leased, used or operated (whether currently or formerly) by the Company is in violation of any environmental laws.

2.21        Regulatory Filings. Except as set forth on Disclosure Schedule, the Company has in all material respects timely filed, or caused to be timely filed, all reports, statements, documents, registrations, filings, applications or submissions required to be filed by or on behalf of the Company with any Governmental Authority in connection with the business conducted by the Company, the Company is acting in compliance in all material respects with all such reports, statements, documents, registrations, filings, applications and submissions, and all required regulatory approvals in respect thereof are in full force and effect. Except as set forth on Disclosure Schedule, all such reports, statements, documents, registrations, filings, applications and submissions were in compliance in all material respects with applicable Law when filed or as amended or supplemented and there were no material omissions therefrom, and no material deficiencies have been asserted by any Governmental Authority with respect to such reports, statements, documents, registrations, filings, applications or submissions that have not been satisfied.

2.22        Employee Benefits and Employees: The Company is and has been in compliance in all material respects with all applicable Laws relating to employment or the engagement of labor, including all applicable Laws relating to wages, hours, overtime, collective bargaining, employment discrimination, civil rights, safety and health, workers’ compensation, pay equity, classification of employees and independent contractors, and the collection and payment of withholding and/or social security taxes.

2.23        Company Liabilities. As of the Closing Date, to the knowledge of the Company, the Company will have no liabilities, whether known, unknown or contingent, except for Liabilities for Taxes., As of the date of this Agreement, to the knowledge of the Company, there are no liabilities of the Company, that may have a Material Adverse Effect onthe Purchaser's interests under this Agreement.

3.             Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company, severally and not jointly, that:

3.1          Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.2          Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company that the Shares will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares.

3.3          Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchaser to rely thereon.

3.4          Restricted Securities. The Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares except as provided under this Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.5          No Public Market. The Purchaser understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares. However, the Company has disclosed that it plans to pursue an initial public offering (IPO) and, subject to the successful completion of the IPO, a public market for the Shares is expected to exist after the Closing. Even if the IPO is successful, the Company cannot provide any assurance that an active public market will develop.

3.6          Legends. The Purchaser understands that the Shares and any securities issued in respect of or exchange for the Shares, may be notated with the following or substantially similar legend:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

and any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate, instrument, or book entry so legended.

3.7          Own Account. The Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the Shares in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Shares hereunder in the ordinary course of its business.

3.8          Purchaser Status. At the time the Purchaser was offered the Shares, it was, and as of the date hereof it is: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. The Purchaser hereby represents that neither it nor any of its Rule 506(d) Related Parties (as defined below) is a “bad actor” within the meaning of Rule 506(d) promulgated under the Securities Act. For purposes of this Agreement, “Rule 506(d) Related Party” shall mean a person or entity covered by the “Bad Actor disqualification” provision of Rule 506(d) of the Securities Act.

3.9          Experience of Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

3.10        Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

3.11        No General Solicitation. To the knowledge of the Purchaser, neither the Company nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares.

4.	Other Agreements.

4.1          Lock-Up. The Purchaser hereby agrees that in connection with the initial public offering of the Company’s Common Stock that it will enter into a Lock-Up Agreement in the form attached hereto as Exhibit B, agreeing to certain restrictions on the sale, transfer or disposition of the Shares.

4.2          Registration Rights. The Purchaser shall have the right to include the Shares as part of any registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Securities Act or pursuant to Form S-8 or any equivalent form); provided, however, that if, solely in connection with any primary underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall, in its reasonable discretion, impose a limitation on the number of Shares which may be included in the Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Shares with respect to which the Purchaser requested inclusion hereunder as the underwriter shall reasonably permit.

5.             Conditions to the Purchaser’s Obligations at Closing. The obligations of the Purchaser to purchase Shares at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1          Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of the date of this Agreement and true and correct in all material respects as of the Closing.

5.2          Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing.

5.3          Consents and Approvals. All consents, licenses, approvals, orders, authorizations, registrations, declarations and filings with, and notices to each Governmental Authority and each other Person required to be obtained prior to the execution of this Agreement in connection with the consummation of the transactions contemplated hereby t shall have been duly obtained, made or given and shall be in full force and effect at the Closing, without the imposition of any conditions or limitations consents and approvals..

5.4          No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of the Closing shall be in effect.

5.5          Litigation. No suit, action, investigation, inquiry or other proceeding by any Governmental Authority or arbitrator, asserted by any non-affiliate third party, shall be pending which (i) questions the validity or legality of, or seeks to restrain, enjoin, alter, delay or otherwise prohibit the consummation of the transactions contemplated by this Agreement, or (ii) which could reasonably be expected to have a Material Adverse Effect.

5.6          No Material Adverse Effect. During the period from the date of this Agreement until the Closing Date, there shall not have occurred a Material Adverse Effect.

6.             Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell Shares to the Purchaser at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

6.1          Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct in all respects as of the Closing.

6.1          Performance. The Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

6.2          Lock-Up Agreement. The Purchaser shall have executed and delivered the Lock-Up Agreement.

7.	INDEMNIFICATION

7.1                  Indemnification by Company:

(a)           Company hereby agrees to indemnify, defend and hold harmless Purchaser and its members, shareholders, managers, officers, directors, employees, affiliates, agents, successors and assigns (collectively, the “Purchaser Indemnitees”) from and against, for and in respect of any and all Losses which any of them may sustain based upon, arising out of or otherwise in respect of (i) any inaccuracy in or breach of any representation or warranty of Company contained in Section 2 of this Agreement, and (ii) any breach of any covenant or agreement of Company contained in this Agreement.

(b)          For purposes hereof, “Loss” and/or “Losses” shall mean any and all losses, liabilities, damages, deficiencies, costs or expenses, including interest, penalties and reasonable attorneys’ and accountants’ fees and disbursements.

(c)           Promptly after receipt by Purchaser of notice of (i) any demand, claim or circumstances which would give rise to a Loss with respect to which a Purchaser Indemnitee would be entitled to indemnification pursuant to this Section 7.1 or (ii) any claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an “Asserted Liability”) that may result in a Loss with respect to which a Purchaser Indemnitee would be entitled to indemnification pursuant to this Section 7.1, the Purchaser Indemnitee shall promptly notify the Company in writing, and, the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Indemnitee. Any Purchaser Indemnitee shall have the right to employ separate counsel in any such proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Indemnitee except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such proceeding there is, in the reasonable opinion of counsel to the applicable Purchaser Indemnitee (which may be internal counsel), a material conflict on any material issue between the position of the Company and the position of such Purchaser Indemnitee, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Indemnitee under this Agreement for any settlement by a Purchaser Indemnitee effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed. The indemnification and other payment obligations required by this Section 7.1 shall be made by periodic payments of the amount thereof during the course of the investigation, defense, collection, enforcement or action, as and when bills are received or are incurred; provided, that if any Purchaser Indemnitee is finally judicially determined not to be entitled to indemnification or payment under this Section 7.1, such Purchaser Indemnitee shall promptly reimburse the Company for any payments that are advanced under this sentence.

8.	Miscellaneous.

8.1          Termination. This Agreement may be terminated at any time prior to the Closing:

(a)           by mutual written consent of Company and Purchaser;

(b)           by Purchaser prior to the Closing, if there has been a breach of any representation, warranty, covenant or agreement made by Company in this Agreement, or any such representation and warranty shall have become untrue after the date hereof, such that the conditions set forth in Section 2 would not be satisfied and such breach is not curable or, if curable, is not cured within the thirty (30) days after written notice thereof is given by Purchaser to Company.

8.2          Specific Performance. The parties acknowledge and agree that the obligations of the Company under this Agreement are unique and that monetary damages may not be an adequate remedy for any breach of this Agreement. Accordingly, the Purchaser shall be entitled to seek specific performance of the terms of this Agreement, including, without limitation, the obligation of the Company to perform its covenants and agreements hereunder, and to compel the performance of any such obligation by the Company, in addition to any other remedies available to the Purchaser under this Agreement or applicable law. The right to seek specific performance shall not limit the Purchaser's right to seek other remedies, including damages, for any breach by the Company.

8.3          Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is twelve (12) months from the Closing Date. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

8.4          Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.5          Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.6          Notices.

(a)           General. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient and if not sent during normal business hours, then on the recipient’s next business day, which receipt is confirmed by the recipient (which confirmation may be by electronic mail), (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or the Investor Questionnaire, or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 8.6. If notice is given to the Company, a copy (which copy shall not constitute notice) shall also be sent to Sichenzia Ross Ference Carmel LLP, 1185 Avenue of the Americas, 31st floor, New York, NY 10036, Attn: Gregory Sichenzia, Email: gsichenzia@srfc.law.

(b)           Consent to Electronic Notice. The Purchaser consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the e-mail address set forth in the Investor Questionnaire, as updated from time to time by notice to the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected e-mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. The Purchaser agrees to promptly notify the Company of any change in its e-mail address, and that failure to do so shall not affect the foregoing.

8.7          Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 7.4 shall be binding upon the Purchaser and each transferee of the Shares, each future holder of all such securities, and the Company.

8.8          Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

8.9          Entire Agreement. This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

8.10        Governing Law. All questions concerning the construction, validity, enforcement, and interpretation of this Agreement and any ancillary documents, executed in connection therewith (collectively, the “Transaction Documents”), shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement, and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees, or agents) shall be commenced exclusively in the state and federal courts sitting in the Borough of Manhattan, City of New York City, State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan, City of New York, State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation, and prosecution of such action or proceeding.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first written above.

COMPANY:

ALOPEXX, INC.

By:	Daniel R. Vlock
Name:	Daniel R. Vlock, MD
Title:	Chief Executive Officer

Address:	186 Alewife Brook Parkway #1068 Cambridge, Massachusetts 02138 USA

Email:

Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first written above.

PURCHASER:

BIOTECH CONSORTIA, INC.

By:	Aria K Bhooma
Name:	Aria K. Bhooma
Title:	Authorized Signatory
Address:
Email:

Signature Page to Stock Purchase Agreement

EXHIBIT A

DISCLOSURE SCHEDULE